Exhibit 99

           RPC, Inc. to Announce Third Quarter 2004 Financial Results and Host a Conference Call on October 27, 2004

    ATLANTA, Oct. 15 /PRNewswire-FirstCall/ -- RPC Incorporated (NYSE: RES) announced today that it will release its financial results for the third quarter ended September 30, 2004 on Wednesday, October 27, 2004 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, October 27, 2004 at 8 a.m. Eastern Time.

    Individuals wishing to participate in the conference call should call
(888) 744-3690 or (706) 643-1513 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on November 3, 2004 by dialing (800) 642-1687 or (706) 645-9291, conference ID 1365299. This call also will be broadcast and archived on the company's investor Web site at http://www.rpc.net . Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

    RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at http://www.rpc.net .


For information about RPC, Inc. and/ or this presentation, please contact:


     BEN M. PALMER
     Chief Financial Officer
     404.321.2140
     irdept@rpc.net

     JIM LANDERS
     Corporate Finance
     404.321.2162


SOURCE  RPC, Inc.
    -0-                             10/15/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-2140, or irdept@rpc.net , or Jim Landers, Corporate Finance, +1-404-321-2162, both of RPC, Inc./
    /Web site:  http://www.rpc.net /
    (RES)

CO:  RPC, Inc.
ST:  Georgia
IN:  OIL
SU:  CCA MAV